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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005

NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State of Incorporation)	001-32240 (Commission File No.)	20-1308307 (I.R.S. Employer Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 7.01 Regulation FD Disclosure

        The following information is furnished pursuant to Item 7.01, "Regulation FD Disclosure."

        On February 22, 2005, Neenah Paper, Inc. announced that the Company will offer a voluntary odd-lot program for eligible small stockholders, allowing stockholders owning fewer than 50 shares of Neenah Paper, Inc. Common Stock to either sell all of their shares or to purchase additional shares to increase their holdings to 50 shares. The program will be in effect from February 22 through March 25 (the "Program Period") unless extended or earlier terminated.

        The actual price per share eligible stockholders will receive or pay will be a market-based price per share that will be uniformly applied to all stockholders participating during the Program Period, and cannot be determined in advance. Informational letters were sent to eligible stockholders on or about February 22 and questions should be directed to Georgeson Shareholder Communications Inc. at 1-877-288-6596. Neenah Paper, Inc. is making no recommendation to stockholders as to whether to act upon this voluntary program.

        A copy of the press release announcing the odd-lot program, dated February 22, 2005, is attached to this Current Report on Form 8-K as Exhibit 99, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

  (c)
  Exhibits:

Exhibit No.	Description of Exhibit
99	Press Release Announcing Voluntary Odd-Lot Program, dated February 22, 2005.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC. (Registrant)
Date: February 23, 2005	/s/ BONNIE C. LIND Bonnie C. Lind Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99	Press Release Announcing Voluntary Odd-Lot Program, dated February 22, 2005.

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  Item 7.01 Regulation FD Disclosure
  Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX